Exhibit 10.6

SECOND AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This Second Amendment (“Amendment”) amends that certain Securities Purchase Agreement dated September 13, 2018 (“SPA”) by and between Emmaus Life Sciences, Inc., a Delaware corporation (“Emmaus”) and the Purchasers signatory thereto, as amended on September 24, 2018. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the SPA.

WHEREAS, Emmaus and the Purchasers desire to amend and restate the first sentence of Section 2.1 of the SPA in order to increase the principal amount of Debentures being sold to $12,200,000.

WHEREAS, Emmaus and the Purchasers desire to amend and restate the definition of Monthly Redemption Amount in the form of Debenture, attached as Exhibit A to the SPA to increase the aggregate dollar amount being redeemed per month to $1,000,000.

NOW, THEREFORE, in consideration of the mutual promises, conditions, representations and warranties hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto have mutually agreed as follows:

1.    The foregoing recital is true and correct and incorporated herein.

2.    The first sentence of Section 2.1 of the SPA is hereby amended to read, in its entirety, as follows:

“On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, up to an aggregate of $12,200,000 in principal amount of the Debentures.”

3.    The definition of “Monthly Redemption Amount” in the form of Debenture, attached as Exhibit A to the SPA, is hereby amended to read, in its entirety as follows:

“‘Monthly Redemption Amount’ means, as to a Monthly Redemption, $________1, plus accrued but unpaid interest and any other amounts then owing to the Holder in respect of this Debenture.”

With the following footnote:

“1 such Holder’s pro rata portion of $1,000,000 based on such Holder’s Subscription Amount divided by the aggregate Subscription Amount”

4.    Except as set forth herein, all other terms and conditions contained in the Agreement and the form of Debenture that are not changed, amended or modified through this Amendment shall remain unchanged and in full force and effect.

5.     In the case of conflict between the provisions of the SPA and/or other Transaction Documents, on the one hand, and this Amendment on the other hand, the provisions of this Amendment will prevail.

6.    This Amendment may be executed in counterparts, all of which, when so executed and delivered, shall be deemed an original, but all counterparts together shall constitute but one agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or in electronic (i.e., “pdf”) format shall be effective as delivery of a manually executed counterpart signature page.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Second Amendment has been duly executed by or on behalf of each of the parties as of the date first written above.

EMMAUS LIFE SCIENCES, INC.,
a Delaware corporation

By:	/s/ WILLIS LEE
Name: Willis Lee
Title: Chief Operating Officer

AGREED AND ACCEPTED:
PURCHASERS:

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